UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:  June 28, 2018

(Date of earliest event reported)

THE KROGER CO.

(Exact name of registrant as specified in its charter)

Ohio	No. 1-303	31-0345740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1014 Vine Street

Cincinnati, OH 45202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (513) 762-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 28, 2018, the shareholders of The Kroger Co. (the “Company”) approved an amendment to the Company’s Regulations to implement proxy access procedures (the “Proxy Access Amendment”). The Proxy Access Amendment was previously disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on May 15, 2018 and is set forth in the Company’s Regulations.

The Proxy Access Amendment permits a shareholder, or group of no more than 20 shareholders, owning three percent or more of the Company’s outstanding common shares continuously for at least the previous three years to nominate and include one director nominee in the Company’s proxy statement for its annual meeting of shareholders, subject to the eligibility, notice, information and other requirements set forth in the Proxy Access Amendment. The maximum number of shareholder-nominated candidates the Company is required to include in its proxy materials is the greater of 2 or 20% of the directors in office at the time of nomination.

The foregoing description of the Proxy Access Amendment is qualified in its entirety by reference to the Company’s Regulations, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On June 28, 2018, the Company held its 2018 Annual Meeting of Shareholders (the “Annual Meeting”). At the close of business on May 2, 2018, the record date for determination of shareholders entitled to vote at the Annual Meeting, there were 812,841,516 common shares of the Company issued and outstanding. At the Annual Meeting, the shareholders elected eleven directors to serve until the annual meeting in 2019, or until their successors have been elected and qualified; approved the Company’s executive compensation on an advisory basis; approved an amendment to the Company’s Regulations to implement proxy access; rejected an amendment to the Company’s Regulations to permit Board amendments in accordance with Ohio law; ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal year 2018; rejected a shareholder proposal to issue a report assessing the environmental impacts of using unrecyclable packaging for private label brands; rejected a shareholder proposal to issue a report assessing the climate benefits and feasibility of adopting enterprise wide, quantitative, time bound targets for increasing renewable energy sourcing; and rejected a shareholder proposal recommending adoption of a policy to require the Chair of the Board to be independent. The final results are as follows:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Nora A. Aufreiter	603,705,800	7,961,181	1,572,646	101,907,544
Robert D. Beyer	576,247,769	35,481,506	1,510,352	101,907,544
Anne Gates	603,473,088	7,985,807	1,780,732	101,907,544
Susan J. Kropf	593,001,481	18,598,750	1,639,396	101,907,544
W. Rodney McMullen	556,889,983	54,615,203	1,734,441	101,907,544
Jorge P. Montoya	596,573,132	14,989,344	1,677,151	101,907,544
Clyde R. Moore	576,343,866	35,240,949	1,654,812	101,907,544
James A. Runde	594,681,661	16,637,155	1,920,811	101,907,544
Ronald L. Sargent	592,342,356	18,958,867	1,938,404	101,907,544
Bobby S. Shackouls	582,547,573	29,107,431	1,584,623	101,907,544
Mark S. Sutton	605,505,092	6,199,954	1,534,581	101,907,544

	FOR	AGAINST	ABSTAIN	BROKER NON VOTE
Advisory vote approving executive compensation	554,262,734	55,200,453	3,776,440	101,907,544

Approve an amendment to the Company’s Regulations to implement proxy access	584,656,641	25,828,704	2,754,282	101,907,544

Approve an amendment to the Company’s Regulations to permit Board amendments in accordance with Ohio law	594,616,443	16,610,354	2,012,830	101,907,544

Ratification of PricewaterhouseCoopers LLP as independent auditor for fiscal year 2018	689,680,158	23,691,680	1,775,333	—

Shareholder proposal (to issue a report assessing the environmental impacts of using unrecyclable packaging for private label brands)	176,498,294	423,897,060	12,844,273	101,907,544

Shareholder proposal (to issue a report assessing the climate benefits and feasibility of adopting enterprise wide, quantitative, time bound targets for increasing renewable energy sourcing)	189,025,755	412,263,763	11,950,109	101,907,544

Shareholder proposal (recommending adoption of a policy to require the Chair of the Board to be independent)	164,610,133	443,731,739	4,897,755	101,907,544

Item 9.01                                           Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

3.1	Regulations of The Kroger Co., as amended June 28, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KROGER CO.

June 29, 2018	By:	/s/ Christine S. Wheatley
Christine S. Wheatley
Group Vice President, Secretary and General Counsel